Exhibit 99.1

Ra Medical Systems Announces Pricing of $12.0 Million Upsized Public Offering

CARLSBAD, Calif. (July 30, 2020) - Ra Medical Systems, Inc. (“Ra Medical”) (NYSE: RMED), a commercial-stage medical device company leveraging its advanced excimer laser-based platform for use in the treatment of vascular and dermatological immune-mediated inflammatory diseases, today announced that it has priced a public offering of an aggregate of 34,285,714 shares of common stock (or common stock equivalents), together with accompanying warrants to purchase up to an aggregate of 34,285,714 shares of common stock, at a public offering price of $0.35 per share and accompanying warrant. Each share of common stock (or common stock equivalent) will be sold in the offering with one warrant to purchase one share of common stock. The warrants have an exercise price of $0.35 per share, are immediately exercisable, and expire five years following the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds of the offering are expected to be approximately $12.0 million, prior to deducting placement agent’s fees and other estimated offering expenses payable by Ra Medical and assuming none of the warrants issued in the offering are exercised for cash. The offering is expected to close on or about August 3, 2020, subject to the satisfaction of customary closing conditions.

Ra Medical intends to use the net proceeds from the offering for general corporate purposes, including working capital, Ra Medical’s atherectomy indication trial and engineering efforts.

The securities described above are being offered by Ra Medical pursuant to a registration statement on Form S-1 (File No. 333-239887) previously filed with and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 30, 2020, and an additional registration statement on Form S-1 filed pursuant to Rule 462(b), which became automatically effective on July 30, 2020. The offering is being made only by means of a prospectus forming part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the preliminary prospectus and, when available, electronic copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by email at placements@hcwco.com or by telephone at 646-975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the completion, timing and size of the offering and the potential use of proceeds from the offering. The forward-looking statements included in this press release are subject to a number of material risks and uncertainties, including but not limited to risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, and the risks described under the heading “Risk Factors” in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and other filings with the SEC. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-496-9008

jkraws@ramed.com

Investors and Media:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

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